AHA Investment Funds, Inc.
NSAR 6.30.02
Exhibit 1


     Effective May 16, 2002 the Board of Directors of the AHA Investment Funds, Inc. replaced Arthur Andersen LLP as independent auditors with Ernst & Young, LLP.